Exhibit 99.906 CERT

EX-99.Cert 12 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended March 31, 2014, of Excelsior Private Markets Fund III (Master), LLC (the “Company”).

Each of the undersigned officers of the Company hereby certified that, to the best of such officer’s knowledge:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

June 8, 2015	/s/ James D. Bowden
Date	James D. Bowden
Principal Executive Officer

June 8, 2015	/s/ Steven L. Suss
Date	Steven L. Suss
Principal Financial Officer